Form of Schedule A
Dated August 30, 2016
To The
Expense Limitation Agreement
Dated October 29, 2012
Between
Touchstone Tax-Free Trust and Touchstone Advisors, Inc.

FYE 6/30	Class	Expense Limit	Termination Date
Touchstone Ohio Tax-Free Bond Fund	A	0.85%	August 30, 2017
	C	1.60%
	Y	0.60%
	Institutional	0.55%

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE TAX-FREE TRUST

By:____________________________

TOUCHSTONE ADVISORS, INC.

By:_____________________________

By:______________________________

TOUCHSTONE TAX-FREE TRUST

By:

TOUCHSTONE ADVISORS, INC.

By:

By: